Exhibit 3.53

BYLAWS

OF

FDR LIMITED

ARTICLE I

Stockholders

Section 1.1.    Annual Meetings.    An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2.    Special Meetings.    Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

Section 1.3.    Notice of Meetings.    Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 1.4.    Adjournments.    Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5.    Quorum.    Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to, its own stock, held by it in a fiduciary capacity.

Section 1.6.    Organization.    Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or, in his absence, by the Vice Chairman of the Board, if any, or, in his absence, by the President, or, in his absence, by a Vice President, or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7.    Voting; Proxies.    Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

Section 1.8.    Fixing Date for Determination of Stockholders of Record.    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more that sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.9    .List of Stockholders Entitled to Vote.    Unless all of the outstanding shares of stock of the corporation are held by a single holder, the Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.10.    Action By Consent of Stockholders.    Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

Board of Directors

Section 2.1.    Number; Qualifications.    The Board of Directors shall consist of one or more members, the numbers thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2.    Election; Resignation; Removal; Vacancies.    At each annual meeting of stockholders, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

Section 2.3.    Regular Meetings.    Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.4.    Special Meetings.    Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.5.    Telephonic Meetings Permitted.    Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6.    Quorum; Vote Required for Action.    At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7.    Organization.    Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.    Informal Action by Directors.    Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III

Committees

Section 3.1.    Committees.    The Board of Directors, by resolution passed by a majority of the whole Board of Directors, may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2.    Committee Rules.    Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV

Officers

Section 4.1.    Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.    The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors also may choose a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may determine. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2.    Powers and Duties of Executive Officers.    The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V

Stock

Section 5.1.    Stock.    The Board or, to the extent permitted by the General Corporation Law of the State of Delaware, any committee of the Board expressly so authorized by resolution of the Board may authorize from time to time the issuance of new shares of the corporation’s common stock or any series of preferred stock, for such lawful consideration as may be approved by the Board or such committee, up to the limit of authorized shares of common stock or such series of preferred stock.

Section 5.2.    Stock Certificates.    Shares of stock of the corporation shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the Secretary or an Assistant Secretary. Notwithstanding the foregoing, shares of Stock represented by a certificate and issued and outstanding shall remain represented by a certificate until such certificate is surrendered to the corporation.

In the event shares of Stock are represented by certificates, such certificates shall be registered upon the books of the corporation and shall be signed by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.3.    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.    The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.4.    Stock Transfers.    Transfer of shares of stock represented by certificates shall be made on the books of the corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares of Stock shall be made on the books of the corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The corporation may impose such additional conditions to the transfer of its Stock as may be necessary or appropriate for compliance with applicable law or to protect the corporation, a transfer agent or the registrar from liability with respect to such transfer.

ARTICLE VI

Indemnification

Section 6.1.    Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation.    The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was a director, officer, or employee of the corporation serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with their defense of such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 6.2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, or employee of the corporation, or is or was a director, officer, or employee of the corporation serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with their defense of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any action or suit, nor any claim, issue or matter therein, as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3.    Prepayment of Expenses.    The corporation shall pay the actual and reasonable expenses incurred in investigating or defending a threatened or pending action, suit or proceeding, in advance of its final disposition if the Corporation determines that the person likely will satisfy the requirements of Section 6.1 or 6.2 and upon the receipt of an undertaking satisfactory to the corporation, which may require that such undertaking include a bond, security interest, or other security for such undertaking, by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation under this Article VI.

Section 6.4.    Indemnity if Successful on the Merits.    If a person is entitled, under state law or otherwise, to indemnification by reason of being successful on the merits in defense of any action, suit or proceeding, the corporation shall indemnify that person if they obtain a final judgment or decision in their favor for the entirety of the case.

Section 6.5.    Exercise of Powers.    Any indemnification under this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because the person has met the applicable standard of conduct set forth in this Article VI. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by majority vote of the stockholders. The exercise of the power to indemnify and advance expenses by the corporation pursuant to this Article VI shall not be deemed to limit any other exercise or restriction of such powers by the corporation. Provided, that any repeal or modification of this Article VI shall not adversely affect any right or protection of any person in respect to any act or omission occurring prior to the time of such repeal or modification.

Section 6.6.    Indemnification by a Court.    Notwithstanding any contrary determination or absence of determination in a specific case under Section 6.5, any director, officer, or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1, 6.2 and 6.4. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, or employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1, 6.2 and 6.4, as the case may be. Neither a contrary determination nor the absence of a determination in a specific case under Section 6.5 shall be a defense to such application or create a presumption that the director, officer, or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.6 shall be given to the corporation promptly upon the filing of such application.

Section 6.6.    Survival of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.7.    Insurance.    The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation or is or was a director, officer or employee of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would have the power or the obligation to indemnify the person against such liability under the provisions of any article of incorporation, bylaw, or agreement.

Section 6.8.    Applicable Law.    The rights granted under this Article VI shall be limited to the extent any applicable laws limit such rights to indemnity or the power to indemnify.

Section 6.9.    Certain Definitions.    For purposes of this Article VI the following definitions shall apply.

“Acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful” shall include, but not be limited to, actions based on the following information from the corporation or other corporation, partnership, joint venture, trust, employee benefit plan, or enterprise to which the person is or was serving at the request of the corporation (for purposes of this definition only, an “Enterprise”): records or books of account of the corporation or Enterprise, information supplied by an officer of the corporation or Enterprise in the course of their duties, advice of legal counsel for the corporation or Enterprise, or information or records given or reports made to the corporation or Enterprise by an independent certified public accountant, appraiser or other expert selected with reasonable care by the corporation or Enterprise.

“corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, or employees so that any person who is or was a director, officer, or employee of such constituent corporation, or is or was a director, officer, or employee of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provision of this Article V with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.

“Fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

“Not opposed to the best interest of the corporation” shall include actions taken in service to an employee benefit plan that the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

ARTICLE VII

Miscellaneous

Section 7.1.    Fiscal Year.    The fiscal year of the corporation shall be January 1 through December 31 each year unless determined otherwise by resolution of the Board of Directors.

Section 7.2.    Waiver of Notice of Meetings of Stockholders, Directors and Committees.    Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 7.3.    Interested Directors; Quorum.    No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.4.    Form of Records.    Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.5.    Amendment of ByLaws.    These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.